CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of National Health Realty, Inc. of our report dated February 12, 1998 included in National Health Realty, Inc. and Subsidiaries Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                              ARTHUR ANDERSEN LLP

Nashville, Tennessee
August 14, 1998